Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT (this “Amendment”) dated as of May 13, 2020 to the Credit Agreement dated as of July 14, 2017 (as amended by Amendment No. 1 dated as of November 24, 2017, as amended by Amendment No. 2 dated as of April 30, 2018, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among Teladoc, Inc. (the “Borrower”), Jefferies Finance LLC, as Administrative Agent (the “Administrative Agent”) and Issuing Bank and the Lenders from time to time party thereto.

W I T N E S S E T H :

WHEREAS, the Borrower has requested to amend the Credit Agreement pursuant to Section 10.01(a) of the Credit Agreement to allow for the expected issuance by Borrower of certain convertible senior notes prior to June 30, 2020; and

WHEREAS, the Lenders on the signature pages hereto constitute the Required Lenders under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms; References.

(a)            Unless otherwise specifically defined herein, each term used herein that is defined in this Amendment has the meaning assigned to such term in the Credit Agreement.

(b)            Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 2. Amendments. Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 5. Representations and Warranties. To induce the other parties hereto to enter into this amendment, the Borrower represents and warrants to each other party hereto, on and as of the Amendment Effective Date, that the following statements are true and correct:

(a)            The execution, delivery and performance by the Borrower of this Amendment (A) has been duly authorized by all necessary corporate, limited liability company or other organizational action and, if required, by all actions by shareholders, members or equity holders and (B) does not and will not (1) violate or conflict with the terms of the Borrower’s Organization Documents, (2) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject except, in the case of this clause (B), any such conflict, breach or contravention could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (3) violate or conflict with any material applicable Law.

(b)            The representations and warranties of the Borrower and the other Loan Parties contained in Article V of the Credit Agreement and in any other Loan Document, or which are contained in any Compliance Certificate furnished at any time under or in connection therewith, are (i) in the case of representations and warranties qualified by “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct on the basis set forth above as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished or are required to have been furnished after the Closing Date pursuant to subsections (a) and (b), respectively, of Section 6.01.

(c)            No Defaults or Events of Default exist at the time of or immediately after giving effect to this Amendment.

Section 6. Effectiveness. This Amendment shall become effective on and as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)            the Administrative Agent shall have received from the Borrower, the Lenders that constitute the Required Lenders and the Administrative Agent, an executed counterpart to this Amendment;

(b)            the representations and warranties set forth in Section 5 shall be true and correct in all material respects, except to the extent the representations and warranties therein expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (and by delivering its signature page to this Amendment, the Borrower certifies that this condition is satisfied);

(c)            the Borrower shall have paid all fees and other amounts due and payable to the Administrative Agent in connection with this Amendment, including reimbursement or payment of reasonable costs and expenses actually incurred by the Lead Arranger or the Administrative Agent in connection with this Amendment, including the reasonable fees, expenses and disbursements of counsel for the Administrative Agent, in each case, to the extent required by Section 10.04 of the Credit Agreement and to the extent that Borrower has received a reasonably detailed invoice for such costs and expenses prior to the Amendment Effective Date.

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Section 7. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[signatures follow on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TELADOC HEALTH, INC., as Borrower

By:
/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Title:	Chief Legal Officer and Secretary

[Signature Page to Amendment No. 3]

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ Paul Chisholm
	Name:	Paul Chisholm
	Title:	Managing Director

[Signature Page to Amendment No. 3]

JEFFRIES FINANCE LLC, as Lender

By:	/s/ Paul Chisholm
	Name:	Paul Chisholm
	Title:	Managing Director

[Signature Page to Amendment No. 3]

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its Investment Manager

By:	Apollo Capital Management GP, LLC,
its General Partner

By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

[Signature Page to Amendment No. 3]

CION INVESTMENT CORPORATION, as Lender

By:	/s/ Gregg Bresner
	Name:	Gregg Bresner
	Title:	President and CIO

[Signature Page to Amendment No. 3]

APOLLO INVESTMENT CORPORATION, as Lender

By:	Apollo Investment Management, L.P., its investment advisor

By:	ACC Management, LLC, its general partner

By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Vice President

[Signature Page to Amendment No. 3]

ANNEX I

AMENDMENT TO CREDIT AGREEMENT

[Changed pages to Credit Agreement follow]

CREDIT AGREEMENT

This Credit Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 14, 2017, among Teladoc, Inc., a Delaware corporation, each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), the Issuing Banks from time to time party hereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent.

The Lenders are willing to make the requested credit facilities hereunder available on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“2018 Specified Unsecured Notes” means the Borrower’s 1.375% convertible senior notes issued on May 8, 2018; provided that the scheduled maturity date of such convertible senior notes shall not be earlier than the Maturity Date applicable to the Revolving Commitments.

“2020 Specified Unsecured Notes” means the Borrower’s convertible senior notes to be issued no later than June 30, 2020, yielding gross proceeds not to exceed $1,250,000,000; provided that the scheduled maturity date of such convertible senior notes shall not be earlier than the Maturity Date applicable to the Revolving Commitments.

“Acceptable Discount” has the meaning specified in Section 2.09(a)(ii)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.09(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit K-1.

“Acceptance Date” has the meaning specified in Section 2.09(a)(ii)(D)(2).

“Accession Agreement” means an Accession Agreement, substantially in the form of Exhibit I, executed and delivered by an Additional Subsidiary Guarantor on or after the Closing Date in accordance with Section 6.12.

“Account” is any “account” as defined in the UCC and includes, without limitation, all accounts receivable and other sums owing to the Borrower.

“Account Debtor” is any “account debtor” as defined in the UCC.

“Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of June 19, 2017 among the Borrower, the Target and the Stockholder Representative (as defined therein) (as may be amended, modified, supplemented, waived or the subject of any consent in accordance with the terms of the Commitment Letter), together with the annexes, schedules, exhibits and attachments thereto.

“Acquisition Consideration” means the purchase consideration for any Business Acquisition (but excluding any related acquisition fees, costs and expenses incurred in connection with any Business

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venture of such Person and any another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of this Agreement, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Agent” means the Administrative Agent or the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.

“Aggregate LC Exposure” means the aggregate amount of the LC Exposure of all Issuing Banks at such time.

“Agreement” has the meaning specified in the preamble.

“Amendment No. 2 Effective Date” means April 30, 2018.

“Amendment No. 3 Effective Date” means May 13, 2020.

“Anti-Terrorism Laws” has the meaning specified in Section 5.22.

“Applicable Commitment Fee Rate” means, with respect to the Revolving Commitments, a percentage per annum equal to 0.50%.

“Applicable Discount” has the meaning specified in Section 2.09(a)(ii)(C)(2).

“Applicable ECF Percentage” has the meaning specified in Section 2.09(c)(ii).

“Applicable Margin” means for purposes of calculating the applicable interest rate for any day for any Loan,

(i)   with respect to Revolving Loans, 7.25% per annum in the case of Eurodollar Loans and 6.25% per annum in the case of Base Rate Loans; and

(ii)   with respect to Initial Term Loans, 7.25% per annum for Eurodollar Loans and 6.25% per annum for Base Rate Loans.

Notwithstanding the foregoing, (x) the Applicable Margin in respect of any Class of Extended Term Loans or Extended Revolving Loans shall be the applicable percentages per annum set forth in the relevant Extension Notice and (y) the Applicable Margin in respect of any Class of Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Increase Amendment.

“Applicable Percentage” means, as applicable, (i) with respect to any Term Lender at any time, the percentage of the aggregate Term Commitments or, after termination of the Term Commitments, the outstanding Term Loans, represented by such Lender’s Term Commitment (or outstanding Term Loans, as the case may be) at such time and (ii) with respect to any Revolving Lender at any time, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, in each case and identified as its Applicable Percentage on Schedule 2.01, as such percentage may be (x) increased pursuant to Section 2.15 or reduced pursuant to Section 2.10 and (y) modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b). If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination. applicable cure provisions) to terminate the Borrower’s (or such Affiliates’) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

“Specified Discount” has the meaning specified in Section 2.09(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.09(a)(ii)(B).

“Specified Discount Prepayment Notic e” means a written notice of the Borrower’s Offer of Specified Discount Prepayment made pursuant to Section 2.09(a)(ii)(B) substantially in the form of Exhibit K-6.

“Specified Discount Prepayment Response ” means the written response by each Lender, substantially in the form of Exhibit K-7, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.09(a)(ii)(B).

“Specified Discount Proration” has the meaning specified in Section 2.09(a)(ii)(B)(3).

“Specified Representations” means those representations and warranties made by the Borrower in Sections 5.01(i) and 5.01(ii)(B) (in each case in respect of the Borrower and the Guarantors only), 5.02(i), 5.02(ii)(A), 5.04, 5.13, 5.18, 5.19(a), 5.22(a)(i) and, as it relates to the use of proceeds of the Loans, 5.22(a)(ii) and 5.22(b).

“Specified Transaction” means (i) any Business Acquisition, other Investment, Restricted Payment, payment pursuant to Section 7.08(b), or other prepayment of Indebtedness, or Asset Dispositions, in each case, made outside of the Ordinary Course of Business (in each case, whether or not consummated and including any such transaction consummated prior to the Closing Date) and/or (ii) Equity Issuances or Debt Issuances (including the incurrence of Incremental Loans).

“Specified Unsecured Notes” means the ~~Borrower’s convertible senior notes to be issued no later than May 31, 2018, yielding gross proceeds not to exceed $300,000,000; provided that the scheduled maturity date of such convertible senior notes shall not be earlier than the Maturity Date applicable to the Revolving Commitments.~~2018 Specified Unsecured Notes and the 2020 Specified Unsecured Notes.

“Stated Amount” means of each Letter of Credit means the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Submitted Amount” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Subordinated Indebtedness” of any Person means all Indebtedness which is subordinated in right of payment to such Person’s indebtedness, obligations and liabilities under the Loan Documents.

“Subsequent Transaction” means, with respect to any Limited Condition Transaction for which the Borrower has made an LCT Election, an event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement is terminated or expires, as applicable, without consummation of such Limited Condition Transaction.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of

(iii)          restrictions in effect on (x) the Closing Date contained in the agreements set forth on Schedule 7.11 governing the Existing Indebtedness or the Unsecured Notes ~~and~~, (y) the Amendment No. 2 Effective Date contained in the agreements governing the 2018 Specified Unsecured Notes and (z) the Amendment No. 3 Effective Date contained in the agreements governing the 2020 Specified Unsecured Notes, and, in each case, in any agreements governing any Permitted Refinancing thereof if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being renewed, extended or refinanced;

(iv)           customary non-assignment provisions with respect to contracts, leases or licensing agreements entered into by the Borrower or any of its Subsidiaries, in each case entered into in the Ordinary Course of Business;

(v)          any restriction or encumbrance with respect to any asset of the Borrower or any of its Subsidiaries imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement;

(vi)           customary provisions in joint venture agreements and other similar agreements entered into in the Ordinary Course of Business in connection with Permitted Joint Ventures;

(vii)           Liens permitted under Section 7.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens;

(viii)           (x) restrictions in connection with Indebtedness permitted to be incurred hereunder by any Group Company that is not a Loan Party, and (y) other restrictions in connection with Indebtedness permitted to be incurred hereunder, so long as, in the case of this clause (y), such restrictions, when taken as a whole, are not materially more burdensome than the restrictions contained herein;

(ix)           customary provisions in acquisition and other similar agreements in connection with Asset Dispositions permitted under Section 7.05 and Business Acquisitions;

(x)            restrictions and conditions imposed by agreements of any Subsidiary in existence at the time such Subsidiary became a Subsidiary of the Borrower (and not entered into in contemplation thereof) and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Subsidiary; and

(xi)            restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the Ordinary Course of Business.

Section 7.12 Sale and Leaseback Transactions. None of the Group Companies will directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease (whether an Operating Lease or a Capital Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired (i) which such Group Company has sold or transferred or is to sell or transfer to any other Person which is not a Group Company or (ii) which such Group Company intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Group Company to another Person which is not a Group Company in connection with such lease; provided, however, that the Group Companies may enter into such transactions with respect to property, in an aggregate amount of up to $5,000,000 in sales proceeds during the term of this Agreement, if (i) after giving effect on a Pro Forma Basis to any such transaction the Borrower shall be in compliance with all other provisions of this Agreement, including Section 7.01 and Section 7.02, (ii) the gross cash proceeds of any